LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into this 7th day of April, 2022, by and among WEST VIRGINIA ECONOMIC DEVELOPMENT AUTHORITY, a West Virginia public corporation (“WVEDA”), KRONOS ADVANCED TECHNOLOGIES, INC., a Nevada corporation (“KAT”) and KRONOS ADVANCED TECHNOLOGIES WV, INC., a West Virginia corporation (“KATWV” and together with KAT, the “Borrowers”).

WHEREAS, on the date hereof, KATWV will acquire from GX7 Limited Partnership certain parcels of real property located in the City of Parkersburg, Wood County, West Virginia, as described more particularly in Exhibit A attached hereto and incorporated herein by reference, with a physical address of 2501 Garfield Avenue, Parkersburg, West Virginia, and three buildings existing on said real property (the real property and all buildings and improvements located thereon are referred to as the “Property”), from which KATWV will operate its air purification manufacturing business;

WHEREAS, as part of its acquisition, KATWV will also acquire from GX7 Limited Partnership certain machinery, equipment, furniture and fixtures located at the Property as described in Exhibit B attached hereto and incorporated herein by reference (together with all additions and accessions thereto, all replacements thereof, all substitutions, repairs and improvements existing or later placed upon, added to or made in connection with the foregoing, the “Equipment”);

WHEREAS, GX7 Limited Partnership has made certain upgrades and improvements to the Property including, without limitation, replacement of light fixtures to LED fixtures, upgraded parking lot lights to LED fixtures and new controls, upgraded fire suppression and fire alarm systems, replacement, as necessary, of water supply lines, fixtures stop, valves and fixtures, new carpeting and luxury vinyl plank flooring, repair and replacement of the existing HVAC system, perimeter fencing and gates, roof repairs and refurbished IT switches and networking at the Property (the “Upgrades” and together with the acquisition of the Property and the Equipment by KATWV from GX7 Limited Partnership, the “Project”);

WHEREAS, the total cost of the Project is at least Five Million Eight Hundred Thousand and 00/100 Dollars ($5,800,000.00);

WHEREAS, the Borrowers will provide at least Three Million One Hundred Ninety Thousand and 00/100 Dollars ($3,190,000.00) in equity towards the Project;

WHEREAS, KAT applied to WVEDA for two term loans (collectively, the “WVEDA Loans”) in the aggregate principal amount of Two Million Six Hundred Ten  Thousand Dollars ($2,610,000.00);

WHEREAS, since making application, KAT has formed a wholly-owned subsidiary under the laws of the State West Virginia, KATWV, to hold legal title to the assets comprising the Project, and as a result, the WVEDA Loans will be made jointly to the Borrowers as co-makers;

WHEREAS, the WVEDA Loans to be made on the date hereof will consist of (i) a real estate term loan in the principal amount of One Million Eight Hundred Forty Five Thousand and 00/100 Dollars ($1,845,000.00), as evidenced by a Promissory Note (Real Estate Loan) dated the date hereof, made by the Borrowers and payable to the order of the WVEDA (together with all amendments, renewals, extensions, substitutions and modifications thereof, the “WVEDA Real Estate Note”), and (ii) an equipment term loan in the principal amount of Seven Hundred Sixty Five Thousand and 00/100 Dollars ($765,000.00), as evidenced by a Promissory Note (Equipment

Loan) dated the date hereof, made by the Borrowers and payable to the order of WVEDA (together with all amendments, renewals, extensions, substitutions and modifications thereof, the “WVEDA Equipment Note” and together with the WVEDA Real Estate Note, the “WVEDA Notes”), the proceeds of which are to be used to permanently finance a portion of the costs of the Project;

WHEREAS, the WVEDA Loans were approved by the WVEDA upon those terms and conditions set forth in WVEDA’s loan commitment letter dated June 15, 2021 and WVEDA’s final approval letter dated July 15, 2021, both of which are collectively incorporated herein by reference in their entirety (collectively, the “Commitment”);

WHEREAS, the WVEDA Loans to the Borrowers shall be secured by a first priority deed of trust lien on the Property (including all of the Upgrades) and a first priority security interest in the Equipment (the Property, the Upgrades and the Equipment is sometimes referred to herein collectively as the “Project Assets”); and

WHEREAS, the Borrowers represent and warrant to WVEDA that all proceeds from the WVEDA Loans shall serve as a portion of the permanent financing for the Project.

NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements herein contained, the parties hereto covenant and agree to and with each other as follows:

A.Financing

1.WVEDA agrees to make a term loan in the principal amount of One Million Eight Hundred Forty Five Thousand and 00/100 Dollars ($1,845,000.00) to the Borrowers as permanent financing for a portion of the costs of the Project (the “WVEDA Real Estate Loan Loan”) under the following terms:

a.The WVEDA Real Estate Loan shall be evidenced by the WVEDA

Real Estate Note.  From the date of Closing (as hereinafter defined) through and including the 59th month after Closing, the principal balance outstanding under the WVEDA Real Estate Note shall bear interest from the date of Closing equal to the greater of (a) a rate equal to the 20-year U.S. Treasury Security yield (as such rate is stated in the Daily Treasury Yield Curve Rates section of the U.S Treasury official website www.ustreas.gov) (the “Index”) determined on the third business day prior to Closing plus 0.75% or (b) a floor (minimum) interest rate of 2.75% (the “Initial Rate”).  The interest rate on the WVEDA Real Estate Note will be adjusted in the 60th and 120th months from the date of Closing, each time to a rate fixed for the next succeeding 59 months equal to the greater of (a) the Index from the third business day prior to the date of adjustment plus 0.75% or (b) a floor (minimum) interest rate or 2.75%.  The maximum interest rate adjustment will not exceed five percent (5.00%) above the rate in effect immediately prior to such adjustment.  Any interest rate adjustment shall not decline below the Initial Rate set on the date of Closing.

b.The WVEDA Real Estate Loan shall be repaid in consecutive monthly installments over a period of one hundred eighty (180) months bearing interest at the rate then in effect as determined in accordance with subsection (a) above and amortized over the entire term of the loan.  The first monthly installment shall be due thirty (30) days from Closing, and monthly installments shall be paid on the same day of each succeeding month thereafter until the 180th and final installment which shall be due on April 7, 2037, at which time all principal and accrued interest shall be due and payable by Borrowers in full.  The monthly payment shall be recalculated in months sixty and one hundred twenty to an amount sufficient for the outstanding principal balance of the WVEDA Real Estate Note, bearing interest at the then applicable rate, to fully amortize over the remaining term.

c.The WVEDA Real Estate Loan may be pre-paid, in whole or in part,

at any time, without penalty.

2.WVEDA agrees to make a term loan in the principal amount of Seven Hundred Sixty Five Thousand and 00/100 Dollars ($765,000.00) to the Borrowers as permanent financing for a portion of the costs of the Project (the “WVEDA Equipment Loan”) under the following terms:

a.The WVEDA Equipment Loan shall be evidenced by the WVEDA Equipment Note, bearing interest at a rate fixed at Closing equal to the rate from the third previous business day of the Wall Street Journal Prime rate multiplied by 0.75%, with a floor (minimum) interest rate of 2.75%.

b.The WVEDA Equipment Loan shall be repaid in consecutive monthly installments over a period of one hundred twenty (120) months bearing interest at the rate fixed at Closing and amortized over the entire term of the loan.  The first monthly installment shall be due thirty (30) days from Closing, and monthly installments shall be paid on the same day of each succeeding month thereafter until the 120th and final installment which shall be due on January 29, 2031, at which time all principal and accrued interest shall be due and payable by Borrowers in full.

c.The WVEDA Equipment Loan may be pre-paid, in whole or in part, at any time, without penalty.

3.At Closing, WVEDA shall disburse the aggregate proceeds of the WVEDA Loans to the Borrowers or their legal counsel by wiring funds in accordance with proper wiring instructions received from the Borrowers and such proceeds shall be disursed in accordance with a settlement and/or closing statement approved by WVEDA.

4.Any payment due to WVEDA under this Agreement or the WVEDA Notes and not made within ten (10) days of its due date may be subject to a late charge equal to five percent (5%) of the monthly payment due.  An additional five percent (5%) may be charged for each successive month the payment remains past due.  This late payment charge shall apply individually to all payments due and there shall be no daily pro-rata adjustment.  All late charges accrue to the benefit of WVEDA and are in addition to, not in lieu of, the continuing accrual of interest.

5.The aggregate amount of the WVEDA Loans shall not represent more than forty-five percent (45%) of the total cost of the Project.

6.The proceeds from the WVEDA Loans shall be used by Borrowers only as permanent financing for the Project and not as construction or working capital financing.

7.For purposes of this Agreement and all documents referred to herein, the term “Closing” shall mean the date of this Agreement.

B.Security Interests

1.KATWV shall grant a first priority security interest to WVEDA by proper Security Agreement dated as of the date hereof, and a related UCC-1 Financing Statement to be filed with the Office of the Secretary of State of the State of West Virginia on or about the date hereof (together with all amendments, renewals, extensions, substitutions and modifications thereof, collectively, the “WVEDA Security Agreement”) in the Equipment, all products and proceeds thereof, and all benefits and proceeds payable under any and all insurance policies covering the foregoing including without limitation the return of unearned collateral insurance policy premiums covering the foregoing, to secure all principal, accrued interest and other sums due and owing to WVEDA under the WVEDA Loans and the performance of all obligations of the Borrowers under the WVEDA Loan Documents (as hereinafter defined).

2.KATWV shall grant a first priority deed of trust lien on the Property to WVEDA by proper Credit Line Deed of Trust and Fixture Filing dated as of the date hereof (together with all amendments, renewals, extensions, substitutions and modifications thereof, the “WVEDA Deed of Trust”), to secure all principal, accrued interest and other sums due and owing to WVEDA under the WVEDA Loans and the performance of all obligations of Borrowers under the WVEDA Loan Documents.

C.Conditions Precedent to Financing:

The obligation of WVEDA to make the WVEDA Loans to Borrowers is subject to the following conditions precedent:

1.Delivery of resolutions by each Borrower approving the execution, delivery and performance of this Agreement and all transactions and documentation contemplated herein, duly adopted by each Borrower’s shareholders and accompanied by a certification by its secretary or other authorized officer stating that such resolutions are true and correct, have not been modified, amended or rescinded, and are in full force and effect.

2.Due execution and delivery (and as appropriate, filing, registration or recordation) of all documents evidencing the WVEDA Loans and creating the liens and security interests contemplated herein, including, but not limited to, this Loan Agreement, the WVEDA Notes, the WVEDA Security Agreement and the WVEDA Deed of Trust (collectively, the “WVEDA Loan Documents”).

3.Delivery of an opinion by counsel to the Borrowers which addresses all appropriate matters required by WVEDA with respect to the transactions contemplated herein and the WVEDA Loan Documents, which shall be in form and substance satisfactory to WVEDA in its sole discretion.

4.Delivery of a Certificate of Compliance for unemployment coverage from the West Virginia Bureau of Employment Programs, Unemployment Compensation Division for KATWV and evidence of workers’ compensation coverage for KATWV.

5.Delivery of each Borrower’s Articles of Incorporation, together with all amendments thereto, certified by the Secretary of State of the applicable jurisdiction.

6.Delivery of each Borrower’s Bylaws, certified by its secretary or other duly authorized officer.

7.Delivery of a Certificate of Existence for each Borrower issued by the Secretary of State of the applicable jurisdiction.

8.Delivery of a Certificate of Authorization for KAT issued by the Secretary of State of the State of West Virginia.

9.Delivery of certificates of insurance which evidence that the insurance policies required by the Commitment, this Agreement and any of the other WVEDA Loan Documents have been obtained and are in full force and effect as of the date hereof.

10.The receipt of financial statements for each Borrower which are in a form acceptable to WVEDA.

11.Delivery of either a certificate of flood insurance or evidence that the Property is outside the 100-year flood plain.

12.Delivery of a list of the Equipment to be acquired at Closing, including model and serial numbers (if available).

13.Delivery to WVEDA of a legal description of the Property.

14.Delivery of a copy of all invoices for the Project.

15.Delivery to WVEDA of an as-built survey (ALTA survey) of the Property prepared by a registered professional engineer or land surveyor showing the boundary lines, encroachments, and completed improvements located thereon, including any streets, alleys, rights of way, easements and other statements of fact acceptable to WVEDA.

16.Delivery to WVEDA of a mortgagee title insurance policy in form and substance satisfactory to WVEDA and with no exceptions or reservations as to mechanic’s liens or survey.

17.Delivery to WVEDA of evidence from an independent architect or engineer with experience in the air purification industry that all Equipment is in place and the facility is structurally sound and fully operational.

18.Due execution and delivery at Closing of a certificate certified by the manager or duly authorized officer of each Borrower certifying as to the total costs of the Project and the sources of permanent financing for the Project.

19.Due execution and delivery at Closing of a settlement or closing statement among the seller, GX7 Limited Partnership, Borrowers and WVEDA.

20.Receipt at Closing of WVEDA’s legal fees and expenses incurred in connection with the WVEDA Loans.

21.Receipt at Closing of payment of any title insurance premium for the mortgagee title insurance policy to be issued to WVEDA.

22.Delivery to WVEDA of such other documents, agreements, certificates or  instruments as may be reasonably requested by WVEDA.

D.Representations and Warranties:

The Borrowers hereby represent and warrant to WVEDA as follows:

1.KAT is a duly formed and validly existing corporation under the laws of the

State of Nevada, with the power and authority necessary to own its assets and properties and to conduct its business as it is presently conducted in the State of Nevada and in any other state in which it is qualified to conduct business.

2.KATWV is a duly formed and validly existing corporation under the laws of the State of West Virginia.  All applicable fees and taxes have been timely paid by KATWV to the State of West Virginia.  KATWV has the power and authority necessary to own its assets and properties and to conduct its business as it is presently conducted in the State of West Virginia.

3.The execution, delivery and performance of this Agreement and all other documents and writings referred to herein are within each Borrower’s corporate powers, have been duly authorized and are not in contravention of the law, the terms of its respective Articles of Incorporation, its respective Bylaws or of any indenture, agreement or undertaking to which it is a party or by which it is bound.

4.All information at any time furnished to WVEDA by the Borrowers concerning their respective financial condition or otherwise, for the purpose of obtaining the WVEDA Loans, has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior financial periods, is true and correct and fairly discloses their respective financial condition as of the date of each such statement, and there has been no material adverse change in their respective financial condition subsequent to the date of their most recent financial statement supplied to WVEDA.  The Borrowers have no liabilities contingent or otherwise involving material amounts except as disclosed in such financial statements.

5.Each Borrower’s exact legal name is as set forth in this Agreement, and no Borrower has, during the preceding five years, been known as or used any other company,

corporate, fictitious or trade name, nor has it been the surviving entity of a merger or consolidation.

6.This Agreement constitutes, and any other document required to be given by the Borrowers hereunder will, when delivered, constitute their legal, valid and binding obligations, enforceable against them in accordance with the respective terms of such document, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws in effect from time to time affecting the rights of creditors generally and except to the extent that the enforceability thereof may be limited by the application of general principles of equity.

7.No litigation or claim, including those for unpaid taxes, is pending or threatened against any Borrower or the Project Assets, and no other event has occurred which may materially adversely affect their respective financial condition or assets.  Moreover, no material fact exists that has not been disclosed to WVEDA which would have a material adverse effect on the respective properties, business prospects or financial condition of any Borrower.

8.The Borrowers have obtained any necessary federal, state and local permits, licenses, authorizations and approvals for their present and intended use of the Project.

E.Affirmative Covenants:

So long as this Agreement is in effect and any part of the WVEDA Loans being made hereunder by WVEDA to Borrowers is outstanding:

1.The Borrowers shall promptly inform WVEDA in writing of (a) all material adverse changes in any Borrower’s financial condition, and (b) all claims and all threatened litigation and claims relating to any Borrower which could materially affect their respective properties, business prospects or financial condition.

2.Upon the written request of WVEDA and in any event within thirty (30) days after the close of each quarterly fiscal period, the Borrowers shall provide WVEDA with a copy of their unaudited or internal financial statements.  Each statement submitted to WVEDA must be signed by a duly authorized officer of the Borrowers and prepared in accordance with generally accepted accounting principles consistently applied by its accountant.  The Borrowers shall provide to WVEDA annually, as soon as available, but in any event within one hundred twenty (120) days after the close of their respective fiscal year, a full and complete signed copy of their annual audited or reviewed financial statements prepared by certified public accountants acceptable to WVEDA which financial statements shall include a balance sheet as of the end of such year and a statement of profit and loss reflecting the results of its operations during such year.

3.Upon the written request of WVEDA, each Borrower shall furnish to WVEDA additional information such as financial statements, lists of assets and liabilities, agings of receivables and payables, rental receipts, inventory schedules, budgets, forecasts, tax returns, licenses, and other documents with respect to such Borrower’s financial condition and business operations.

4.The Borrowers shall maintain general liability insurance and fire and other risk insurance which shall contain a “New York Standard Mortgage Clause” or its equivalent, public liability insurance, and such other insurance as WVEDA may reasonably require with respect to the Borrowers’ properties including, without limitations, the Project Assets, and  operations, in form, amounts, coverages and with insurance companies reasonably acceptable to WVEDA.  The Borrowers shall cause Federal Flood Insurance to be purchased in amounts and coverage satisfactory to WVEDA if the Property is located in a flood prone area and the FIA map shows that the Property is located within a special flood hazard area.  Upon request of WVEDA, the Borrowers shall cause to be delivered to WVEDA from time to time the policies or certificates of insurance in a form satisfactory to WVEDA, including stipulations that coverage will not be canceled or diminished without at least thirty (30) days’ prior written notice to WVEDA.  In connection with all policies covering the Project Assets, the Borrowers will provide WVEDA with such loss payable or other endorsements as WVEDA may require.  The Borrowers shall cause all sums, including, without limitation, return of premiums, which may become payable under any and all of the policies of insurance for the Project Assets to be assigned to WVEDA as its interests may appear, and upon WVEDA’s request, direct each insurance company issuing any such policy to make payment thereof directly to WVEDA.  The Borrowers shall cause proper unemployment compensation coverage and workers’ compensation coverage and other insurance to be maintained by KATWV against other risks as are commonly insured against by companies in similar types of business, all in a manner reasonably satisfactory to WVEDA.

5.The Borrowers shall furnish to WVEDA, upon request, reports on each existing insurance policy for the Project Assets showing such information as WVEDA may reasonably request, including, without limitation, the following:

(1)the name of the insurer;

(2)the risks insured;

  (3)the amount of the insurance policy;

(4)the properties insured;

(5)the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and

(6)the expiration date of the policy.

In addition, upon request of WVEDA, the Borrowers will have an independent appraiser satisfactory to WVEDA determine, as applicable, the actual cash or fair market value or replacement cost of the Project Assets at the Borrowers’ expense; provided that WVEDA may not request such appraisals more than once per year.

6.The Borrowers shall use all proceeds from the WVEDA Loans solely as permanent financing for the Project.

7.The Borrowers shall pay and discharge when due any indebtedness and obligations of any parties, including, without limitation, all assessments, taxes, governmental charges, levies and liens of every kind and nature, imposed upon the Project Assets prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of the Project Assets; provided, however, the Borrowers will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) the Borrowers shall have established on their books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices.  Upon demand of WVEDA, the Borrowers will furnish to WVEDA evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to WVEDA at any time a written statement of any assessments, taxes, charges, levies, liens and claims against any of the Project Assets.

8.The Borrowers shall perform and comply with all terms, conditions and provisions set forth in this Agreement and in all other loan documents mentioned herein in a timely manner.

9.The Borrowers shall conduct their business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting the Project and the Project Assets and all operations conducted in connection therewith, including, but not limited to, compliance with all minimum funding standards and other requirements of the Employee Retirement Income Security Act of 1974, as amended, and other laws applicable to employee benefit plans relating to employees working at the Property.

10.The Borrowers shall permit WVEDA, or its designees, access at any reasonable time to inspect the Project Assets, and examine and audit all books, accounts and records, and make copies and memoranda of all books, accounts, and records of the Borrowers.  If any Borrower now or at any time hereafter maintains any records (including, without limitation, computer generated records and computer programs for the generation of such records) in the possession of a third party, then such Borrower shall, upon request of WVEDA, notify such third party to permit WVEDA free access to such records at all reasonable times, and to provide WVEDA with copies of any records it may request, all at the Borrowers’ expense.

11.In regard to environmental compliance, the following definitions shall apply for purposes of this Agreement:

“Environmental Law” shall mean any federal, state or  local statute, regulation or ordinance or any judicial or administrative decree or decision now or hereafter promulgated with respect to any “Hazardous Substance” (as hereinafter defined), drinking water, ground water, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions, or wells.  Without limiting the generality of the foregoing, the term Environmental Law shall encompass each of the following statutes, as may be amended from time to time, and all regulations from time to time promulgated thereunder:  the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. § 9601, et seq.); the Clean

Water Act of 1977 (33 U.S.C. § 1251, et seq.); the Clean Air Act (42 U.S.C. § 7401, et seq.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901, et seq.); the Safe Drinking Water Act (21 U.S.C. § 349, 42 U.S.C. §§ 201 and 300f through 300j-9); the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.); the West Virginia Water Pollution Control Act (W. Va. Code § 22-11-1, et seq.); the West Virginia Hazardous Waste Management Act (W. Va. Code § 22-18-1, et seq.); the West Virginia Solid Waste Management Act (W. Va. Code § 22-15-1, et seq.); the West Virginia Underground Storage Tank Act (W. Va. Code § 22-17-1, et seq.); the West Virginia Groundwater Protection Act (W. Va. Code § 22-12-1, et seq.); and the West Virginia Air Pollution Control Act (W. Va. Code § 22-5-1, et seq.).

“Release” shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning, or disposing into the environment by any Borrower under or in any way involving or affecting the Property.

“Hazardous Substance” shall mean each and every element, compound, chemical mixture, petroleum and gas product, substance, contaminant, pollutant, including, without limitation, substances which are toxic, carcinogenic, ignitable, corrosive or otherwise dangerous to human, plant or animal health or well-being, and any other substance defined as a “hazardous substance,” “hazardous waste,” “hazardous material,” “toxic material,” “toxic waste,” or “special waste” under any Environmental Law and any other substance which by law requires special handling in its collection, storage, treatment or disposal.

(a)The Borrowers shall comply with all Environmental Laws and obtain all necessary environmental authorizations and approvals from the appropriate governmental agencies for their present and intended uses of the Property.

(b)If any Borrower receives any notice of (i) a Release of any

Hazardous Substance, notification of which must be given to any governmental agency under any Environmental Law, or notification of which has, in fact, been given to any governmental agency, or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting the Property (an “Environmental Complaint”) from any person or entity, including, without limitation, the Environmental Protection Agency (“EPA”), then the Borrowers shall immediately notify WVEDA orally and in writing of said Release, complaint, order, citation or notice.

(c)WVEDA and its designees shall have the right, but shall be under no obligation to inspect the Property, including the right to perform tests thereupon and take samples therefrom during reasonable business hours, to determine whether Hazardous Substances exist thereupon and whether the Property and the operations at the Property are in compliance with all applicable Environmental Laws.

(d)The Borrowers hereby agree to indemnify, defend and hold WVEDA harmless from any actions, liabilities, claims, causes of action, responsibilities, obligations, assessments, citations, fines or penalties arising from or related to any Release of a Hazardous Substance or any violation of any Environmental Laws with regard to the Property.

12.Unless waived in writing by WVEDA, the Borrowers shall provide WVEDA at least annually with a certificate executed by their duly authorized officer, certifying that the representations, warranties and covenants set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no default exists under this Agreement.

13.The Borrowers shall notify WVEDA at least twenty (20) days prior to such event of any change in any Borrower’s exact legal names or of any change in any Borrower’s business location or state of incorporation or organization, as applicable.

14.The Borrowers shall make, execute and deliver to WVEDA such promissory notes, security agreements, deeds of trust, instruments, documents and other agreements to which each is a party as WVEDA or its attorneys may reasonably request to evidence and secure the payment of the indebtedness and to create and perfect all liens described herein.  Moreover, at the reasonable request of WVEDA, the Borrowers will promptly and duly execute and deliver such additional documents and assurances and take such additional actions as may be necessary or desirable in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement.

15.The Borrowers shall submit to WVEDA annually by no later than April 1 of each calendar year, a report showing the total number of permanent and part-time employees of the Borrowers working at the Property as of December 31 of the previous year and the aggregate total of gross wages paid to the employees during the twelve month period ending on December 31 of the previous year.

16.All current and future loans by shareholders, directors or officers of any Borrower to one or more of the Borrowers are and shall be fully subordinate to the WVEDA Loans, both for collateral and repayment, and payments thereon shall be deferred until the WVEDA Loans is paid in full.

F.Negative Covenants:

The Borrowers covenant and agree that while any part of the WVEDA Loans is outstanding:

1.Each Borrower shall not cease to actively carry on those activities that served as the basis of WVEDA approval for assistance.

2.KATWV shall not lease, sell, transfer, encumber, pledge or otherwise dispose of any part of its properties or assets, which, whether in one or more transactions, would result in the cessation or substantial curtailment of its business activities.

3.No Borrower shall merge or consolidate with any person or entity unless such Borrower is the surviving entity.

4.KATWV shall create, permit to be created or suffer to exist any lien upon any of the Project Assets except: (a) landlord’s, carrier’s, warehouseman’s, mechanic’s, ad valorem and other similar liens arising by operation of law in the ordinary course of its business; (b) liens arising out of pledges or deposits under worker’s compensation, unemployment insurance, old age pension, social security, retirement benefits or other similar legislation; (c) purchase money liens arising in the ordinary course of business (so long as the indebtedness secured thereby does not exceed the lesser of the cost or fair market value of the property subject thereto, and such lien extends to no other property); (d) the liens granted to WVEDA securing the WVEDA Loans; and (e) such other subordinate liens to secure such future financings as may be permitted by WVEDA in its sole and absolute discretion, in advance and in writing.

4.KATWV shall not, without the prior written consent of WVEDA, lease, sell, transfer, assign, exchange or otherwise dispose of any of its interest in any of the Project Assets, other than the replacement of such assets in the ordinary course of business.

5.The Borrowers shall not make any loans or advances to any of their officers, shareholders, directors or employees except for temporary advances made in the ordinary course of business.

6.The Borrowers shall not increase the salary or compensation of their respective officers, shareholders or directors, or any member of any of their immediate families,

unless a profit was made in the calendar year immediately preceding such increase and all of the Borrowers’ debts are paid to current status.

7.The Borrowers shall not guaranty, endorse or otherwise become directly or contingently liable for the debts of others (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss) while a default or Event of Default (as hereinafter defined) exists with regard to the WVEDA Loans.

8.The Borrowers shall not, without the advance written consent of WVEDA, declare, or make, or incur any obligation or liability to make, any payment in cash or in other assets, either as dividends or distributions upon any class of capital stock in any Borrower, or purchase, retire, redeem or otherwise acquire for value any class of capital stock in any Borrower if any of the following circumstances exist at that time:  (a) the Borrowers are in default of any financial covenant relating to the WVEDA Loans; (b) any Borrower is in default or is unable to pay its current financial obligations under any financing document with WVEDA or any other lender; or (c) any Borrower has failed to pay when due any governmental tax, charge, fee or assessment (subject to the absolute right of such Borrower to challenge such tax, charge, fee or assessment).

G.Events of Default:

Each of the following shall constitute an “Event of Default” under this Agreement:

1.The Borrowers shall fail to pay the principal, interest or other sums due and owing under the WVEDA Notes in accordance with the terms or time periods described therein or in any of the other WVEDA Loan Documents.

2.Any Borrower shall fail to observe or perform any other agreement, term,

obligation, covenant or condition contained in this Agreement or any other WVEDA Loan Document to which it is a party.

3.Any warranty, representation or statement made or furnished to WVEDA by or on behalf of the Borrowers under this Agreement or any other WVEDA Loan Document is false or misleading in any material respect, either now or at the time made or furnished.

4.The commission by any Borrower or of any shareholder, director, officer, employee or agent of any Borrower of any illegal or fraudulent act with the intent to deceive WVEDA, including, without limitation, the falsification of its respective books or records.

5.This Agreement or any of the other WVEDA Loan Documents ceases to be in full force and effect (including failure of any collateral document to create a valid or perfected security interest or lien) at any time and for any reason.

6.The dissolution or termination of any Borrower’s existence as an ongoing business, any Borrower’s insolvency, the appointment of a receiver for any part of any Borrower’s property or assets that has not been released or dismissed in sixty (60) days, any assignment for the benefit of creditors, any type of creditor workout against any Borrower, the commencement of any voluntary proceeding under any bankruptcy or insolvency laws by any Borrower, or any Borrower admits in writing its inability to pay its respective debts as they become due.

7.The commencement of any involuntary proceeding under bankruptcy or other insolvency laws against any Borrower that is not dismissed within sixty (60) days of its filing date.

8.Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Borrower against any portion of the Project Assets.  However, this Event of Default shall not apply if there is a good faith dispute by such Borrower as to the validity or reasonableness of the claim which is the basis of the creditor proceeding, and if such Borrower gives WVEDA written notice of the creditor proceeding and furnishes reserves or other adequate security, such as a surety bond, for the creditor proceeding satisfactory to WVEDA.

9.If a default or event of default shall occur and continue beyond any applicable grace period with respect to any other indebtedness of any Borrower to any of its other lenders.

10.If fifty-one percent (51%) of the capital stock of KATWV ceases to be owned by KAT unless prior consent in writing is received from WVEDA (which consent may be withheld by WVEDA in its sole discretion).

11.If operations of the Borrowers at the Property shall cease or be significantly curtailed.  Operations shall be “significantly curtailed” if the total employment by the Borrowers (as measured in terms of man hours) at the Property for any calendar quarter is less than fifty percent (50%) of the average quarterly employment of the Borrowers for the previous four quarters, unless such reduction is the result of causes wholly beyond the control of the Borrowers.

12.Upon the lease, sale, transfer, assignment, exchange or other disposition by KATWV of its interest in any of the Project Assets (except for replacements of such assets made in the ordinary course of business) to any person or entity without the advance written consent of WVEDA (which consent may be withheld by WVEDA in its sole discretion).

H.Remedies

WVEDA shall have the following remedies upon the occurrence of an Event of Default:

1.(a)Upon the occurrence of any Event of Default under subsections G.1,

G.2, G.3, G.4, G.5, G.6, G.7, G.8 or G.9, WVEDA shall first be required to give written notice of such default to the Borrowers.  The Borrowers, in such event, will have thirty (30) days following the receipt of such notice to cure the Event of Default.  If one or more Events of Default shall occur and such Events of Default are not cured within the 30-day period or such longer period as may be agreed to by WVEDA in its sole discretion, then WVEDA, at its option, may declare the entire unpaid principal of the WVEDA Loans, together with all unpaid accrued interest and all other sums due and owing thereon, immediately due and payable and proceed under the terms of this Agreement or any other WVEDA Loan Document.

(b)Upon the occurrence of any Event of Default under subsections G.10, G.11 or G.12, WVEDA, at its option, may declare the entire unpaid principal of the WVEDA Loans, together with all unpaid accrued interest and all other sums due and owing thereon, immediately due and payable and proceed under the terms of this Agreement or any other WVEDA Loan Document.

2.Upon the occurrence of an Event of Default which is not timely cured as provided herein, WVEDA may, at its option, also pursue any available remedy at law or in equity, by suit, action or other proceeding to enforce or compel the performance of the duties and obligations of the Borrowers and WVEDA may pursue any remedies set forth in any other WVEDA Loan Document.

3.No remedy conferred upon or reserved to WVEDA herein is exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given now or hereinafter existing at law or in equity or by statute.

I.Miscellaneous Provisions:

The parties agree to the following miscellaneous provisions:

1.This Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement, except for the Commitment which has been incorporated herein by reference.  In the event of a conflict between the terms of this Agreement and the Commitment, the terms of this Agreement shall prevail.  No alteration of or amendment to this Agreement shall be effective unless made in writing and signed by the party or parties sought to be charged or bound by such alteration or amendment.

2.The forum having proper jurisdiction and venue to adjudicate any claim, dispute or default which may arise out of this Agreement or the performance of the transactions contemplated hereby shall be the Circuit Court of Kanawha County or the United States District Court for the Southern District of West Virginia.  The parties expressly submit and irrevocably consent to such jurisdiction and venue and specifically waive any and all rights they may have to contest such jurisdiction or venue of the above-mentioned forums and to demand any other forums; provided, however, that nothing in this section shall affect the right of WVEDA to serve process in any manner permitted by law or limit any right that WVEDA may have to bring proceedings against any party hereto in the courts of any other jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in the courts of any other jurisdiction.

3.The Borrowers agree to pay upon demand, at closing or prior thereto, all of the reasonable expenses incurred by WVEDA in connection with this Agreement and all other loan documents or in connection with the loan made pursuant to this Agreement, including, but not limited to, reasonable attorneys’ fees; provided that the Borrowers’ obligation to pay WVEDA’s attorneys’ fees incurred in connection with the documentation and closing of the WVEDA Loans shall not exceed the greater of $2,500.00 or 1% of the aggregate principal amount of the WVEDA Loans.  WVEDA may retain someone else to help collect its loans and to enforce this Agreement and the Borrowers will pay for those reasonable costs and services.  This includes the reasonable attorneys’ fees and legal expenses of WVEDA, whether or not there is a lawsuit, including reasonable attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services.  The Borrowers will also pay any court costs, in addition to all other sums provided by law.

4.All notices under this Agreement shall be in writing and shall be sufficiently given when sent by certified, first class mail, return receipt requested, directed to the recipient at the address stated below or such other address given by the recipient in the same manner subsequent to the execution of this Agreement, which notice shall be effective upon receipt by such party:

(a)WEST VIRGINIA ECONOMIC DEVELOPMENT

AUTHORITY

NorthGate Business Park

180 Association Drive

Charleston, West Virginia  25311-1217

Attention:  Executive Director

(b)KRONOS ADVANCED TECHNOLOGIES, INC.

2501 Garfield Avenue

Parkersburg, West Virginia 26101

Attention:  Chief Operating Officer

(c)KRONOS ADVANCED TECHNOLOGIES WV, INC.

2501 Garfield Avenue

Parkersburg, West Virginia 26101

Attention:  Chief Operating Officer

In addition, notice shall be deemed sufficiently given if the notice is transmitted by telecopy to the appropriate party’s principal place of business or if the notice is served in a manner prescribed by the laws of the State of West Virginia for the service of a summons in a civil action.

5.If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person, entity or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons, entities or circumstances.  If feasible, any such offending provision shall be deemed to be modified in order to comply with the limits of enforceability or validity; provided, however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

6.All warranties, representations, covenants and indemnities made by the Borrowers in this Agreement or in any certificate or other instrument delivered by the Borrowers to WVEDA under this Agreement shall be considered to have been relied upon by WVEDA and will survive the making of the WVEDA Loans and the delivery to WVEDA of the related documents, regardless of any investigation made by WVEDA or on its behalf.  The warranties, covenants and indemnities set forth in this Agreement may be assigned or otherwise transferred by WVEDA to its successors and assigns and to any subsequent transferee of all or any portion of the WVEDA Loans, through or under WVEDA, without notice to the Borrowers and without any further consent of any other person or entity.

7.Time is of the essence in the performance of this Agreement.

8.WVEDA shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by a duly authorized officer of WVEDA.  No delay or omission on the part of WVEDA in exercising any right shall operate as a waiver of that right or any other right.  A waiver by WVEDA of a provision of this Agreement shall not prejudice or constitute a waiver of its right to otherwise demand in the future strict compliance with that provision or any other provision of this Agreement.  No prior waiver by WVEDA, or any course of dealing between it, or any officer or agent thereof and the Borrowers shall constitute a waiver of any of its rights or of any obligations of the Borrowers.  Whenever the consent of WVEDA is required under this Agreement, the granting of such consent by WVEDA in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of WVEDA.

9.This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns; provided, however, that the Borrowers may not assign or transfer any rights or obligations hereunder without the prior written consent of WVEDA.

10.This Agreement shall continue in full force and effect so long as any portion of the WVEDA Loans remains outstanding or has not been fully and finally paid, performed or satisfied.

11.WVEDA may sell, transfer or otherwise assign all or any part of its right, title and interest in and to this Agreement, the loans made hereunder or any of the related loan documents without the consent of the Borrowers.

12.WVEDA shall have the right, at its own expense, to place at any reasonable location on the Property, a sign or signs (which shall comply with applicable local ordinances), advertising the fact that financing is being or has been provided by WVEDA.  WVEDA shall also have the right, at its own expense, to publicize the Project through press releases and participation in ground-breaking and/or opening ceremonies and similar events.

13.This Agreement shall be governed by and construed in accordance with the laws of the State of West Virginia without giving effect to conflicts of laws provisions.

14.This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, WVEDA and the Borrowers have caused this Loan Agreement to be executed by their duly authorized officers all as of the day and year first above written.

LENDER:WEST VIRGINIA ECONOMIC

DEVELOPMENT AUTHORITY,

a West Virginia public corporation

By:___________________________________

Name:Kris E. Warner

Its:Executive Director

BORROWERS:KRONOS ADVANCED TECHNOLOGIES,

INC.,

a Nevada corporation

By:___________________________________

Name:  Joseph L. Florence

Its:  Chief Operating Officer

KRONOS ADVANCED TECHNOLOGIES WV,

INC.,

a West Virginia corporation

By:___________________________________

Name:  Joseph L. Florence

Its:  Chief Operating Officer

14774080 (1916.939)

EXHIBIT B

GX7 Machinery and Equipment List

	DESCRIPTION	MANUFACTURER	MODEL	SERIAL NUMBER	QUANTITY	ASSET CLASS	SUB CLASS

This transaction includes the purchase of all the manufacturing equipment, material handling equipment, workstations, inventory mezzanine, infrastructure, intellectual property, employee list, customer list, information technology assets, both custom and purchased software, quality system and procedures, work instructions, and any other assets contained in the manufacturing facility.

	DESCRIPTION	MANUFACTURER	MODEL	SERIAL NUMBER	QUANTITY	ASSET CLASS	SUB CLASS
1	LINE 4 CHIP SHOOTER	UNIVERSAL INTRUMENTS CORP	4797 A HSP	4797A-0-11002	1	SMT	CHIP SHOOTER
2	LINE 4 GSM	UNIVERSAL INTRUMENTS CORP	4688A	10030443	1	SMT	PICK & PLACE
3	LINE 4 GSM PTF	UNIVERSAL INTRUMENTS CORP	4559A	10082611	1	SMT	PICK & PLACE
4	LINE 4 SCREEN PRINTER	SPEEDLINE TECHNOLOGIES MPM AP EXCEL	MPM AP EXCEL	10542	1	SMT	SCREEN PRINTER
5	LINE 3 SCREEN PRINTER	SPEEDLINE TECHNOLOGIES	MPM AP EXCEL	Not Listed	1	SMT	SCREEN PRINTER
6	LINE 2 SCREEN PRINTER	DEK	265	83021	1	SMT	SCREEN PRINTER
7	LINE 4 OVEN REFLOW	ELECTROVERT SPEEDLINE TECHNOLOGIES	OMNI EXCEL 10	486649	1	SMT	REFLOW
8	LINE 3 OVEN REFLOW	ELECTROVERT SPEEDLINE TECHNOLOGIES	OMNI EXCEL 10	469313	1	SMT	REFLOW
9	LINE 1 OVEN REFLOW	RESEARCH INTERNATIONAL MICROFLO	MF-11	90960-0800	1	SMT	REFLOW
10	LINE 2 OVEN REFLOW	VITRONICS	722	17179	1	SMT	REFLOW
11	PDR IR Rework Stations	PDR	Not Listed	Not Listed	2	SMT	REFLOW
12	LINE 4 CONVEYOR	FLEX LINK CONVEYOR	Not Listed	F1500-04-1021	1	SMT	CONVEYOR
13	CONVEYORS	Not Listed	Not Listed	Not Listed	7	SMT	CONVEYOR
14	FEEDERS	Not Listed	Not Listed	Not Listed	877	SMT	SMT
15	FEEDER CARTS	Not Listed	Not Listed	Not Listed	28	SMT	SMT
16	MICROSCOPES	OMANO	Not Listed	Not Listed	15	SMT	SMT
17	LEADED WAVE	DEKTEK	DN-400	WAVE12542	1	PTH	WAVE
18	LEAD FREE WAVE	DEKTEK	DN-400	WAVE11603	1	PTH	WAVE
19	SOLDER POT	DEKTEK	SOLDER POT	Not Listed	1	PTH	WAVE
20	MICROSCOPES	OMANO	Not Listed	Not Listed	15	SMT	SMT
21	STUFF LINE	Not Listed	Not Listed	Not Listed	22	PTH	PREP
22	COMPONENT PREP	STRECKFUSS	C065	Not Listed	1	PTH	PREP
23	COMPONENT PREP	HEPCO	1500-SP2	4355	1	PTH	PREP
24	WIRE LENGTH COUNTER	HVKON	1410	59048	1	PTH	PREP
25	Wire Stripper	EUBANKS	Model 4900-01M	Not Listed	1	PTH	PREP
26	WIRE TERMINATION	AMP O LECTRIC	1-471273	57886	1	PTH	PREP
27	MISC CRIMP TOOLS	Not Listed	Not Listed	Not Listed	48	PTH	PREP
28	MISC WIRE STRIPPERS	Not Listed	Not Listed	Not Listed	52	PTH	PREP
29	RING LIGHTS	Not Listed	Not Listed	Not Listed	35	PTH	ASSY
30	AQUA CYCLER DEIONIZER	SEPARATION TECHNOLOGIETS	ST1034	1093	1	ASSY	WASH
31	WATER WASH	TECHNICAL DEVICES NU/CLEAN POLYSTEEL	PS-526Z	4892-170	1	ASSY	WASH
32	Vapor Degreaser	BARON BLAKESLEE	Not Listed	Not Listed	1	ASSY	WASH
33	SOLDER STATIONS	PACE	Not Listed	Not Listed	10	ASSY	ASSY
34	FILE SERVERS	Not Listed	Not Listed	Not Listed	4	IT	IT
35	MAX ERP	EXACT	Not Listed	Not Listed	1	IT	SOFTWARE
36	QES	QES	Not Listed	Not Listed	1	IT	SOFTWARE
37	LGOIC ANALYZER	HEWLETT PACKARD	166ICS	US37420121	1	TEST	LOGIC ANALYZER
38	OHM METER	ISOTEK	E081	B039034	1	TEST	METER
39	OSCILLOSCOPE	BECKMAN INDUSTRIAL	9020	9070721	1	TEST	OSCILLOSCOPE
40	OSCILLOSCOPE	TEKTRONICS	E073	C035607	1	TEST	OSCILLOSCOPE
41	OSCILLOSCOPE	TEKTRONICS	E069	C039532	1	TEST	OSCILLOSCOPE
42	OSCILLOSCOPE	TEKTRONICS	TDS340	B010802	1	TEST	OSCILLOSCOPE
43	OSCILLOSCOPE	TEKTRONICS	TDS420A	B010868	1	TEST	OSCILLOSCOPE
44	POWER SUPPLY	BK PERSION	1761	37508010263	1	TEST	POWER SUPPLY
45	POWER SUPPLY	HYPOT	4040A	1502	1	TEST	POWER SUPPLY
46	POWER SUPPLY	HYPOT	4040A	5367	1	TEST	POWER SUPPLY
47	POWER SUPPLY	KEPCO	E053	C71907	1	TEST	POWER SUPPLY
48	POWER SUPPLY	HUBBELL	HP 100	149701115	1	TEST	POWER SUPPLY
49	POWER SUPPLY	HYAMP JR	3030D	A140217	1	TEST	POWER SUPPLY
50	POWER SUPPLY	Not Listed	E085	7505040804	1	TEST	POWER SUPPLY
51	POWER SUPPLY	Not Listed	E051	37508010189	1	TEST	POWER SUPPLY
52	POWER SUPPLY	FUG MCA 1500-400	E035	10895-01-01	1	TEST	POWER SUPPLY
53	POWER SUPPLY	SLAUGHTER 2510	E136	3202719	1	TEST	POWER SUPPLY
54	POWER SUPPLY	VISICOMM	PM4506050	10082	1	TEST	POWER SUPPLY
55	POWER SUPPLY	LEADER LCR-745-01	E015	3090097	1	TEST	POWER SUPPLY
56	WORKSTATIONS	BLUE STATIONS	Not Listed	Not Listed	104	ASSY	WORKSTATIONS
57	WORK BENCHES	5' X 30" GREY	Not Listed	Not Listed	55	ASSY	WORKSTATIONS
58	CHAIRS	MISC	Not Listed	Not Listed	160	ASSY	WORKSTATIONS
59	IONIZING AIR GUN	SIMCO	4005105	63040051054291	1	ASSY	WORKSTATIONS
60	IONIZING AIR GUN	SIMCO	4005105	61240051053728	1	ASSY	WORKSTATIONS
61	IONIZING AIR GUN	SIMCO	4005105	22040051057031	1	ASSY	WORKSTATIONS
62	AIR COMPRESSOR	AIR COMPRESSOR WORLD.COM	E-30	SW812954	1	MECH	MECH
63	ESD TOTS	Not Listed	Not Listed	Not Listed	345	MATERIAL HANLDING	MECH
64	ROLLING CHARTS	Not Listed	Not Listed	Not Listed	88	MATERIAL HANLDING	MECH
65	MEZZADINE	54 FEET X 54 FEET TWO STORY	Not Listed	Not Listed	1	MATERIAL HANLDING	MECH
66	DISPENSER	EFD	1000XL	663276T	1	ASSY	ASSY
67	DISPENSER	EFD	1000XL	598443T	1	ASSY	ASSY
68	BAR CODE PRINTER	BRADEY	BP-PR600	131082	1	ASSY	ASSY
69	LABEL MAKER	BRADY TLS 200 THERMAL LABELING SYSTEM	TLS 200	Not Listed	1	ASSY	ASSY
70	SEALER	QUICK WARMER SEALED AIR CORPORATION	Not Listed	Not Listed	1	ASSY	ASSY
71	SEALER	IMPULSE SEALER	AIE-400P	Not Listed	1	ASSY	ASSY
72	LABEL MAKER	ZEBRA ZP450	ZP450-0501-0000A	26J132701221	1	ASSY	ASSY